                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                          National Dentex Corporation
                (Name of Registrant as Specified In Its Charter)

                          National Dentex Corporation
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                          NATIONAL DENTEX CORPORATION

                             ---------------------

                      NOTICE OF SPECIAL MEETING IN LIEU OF
                         ANNUAL MEETING OF STOCKHOLDERS

                             ---------------------

     The 2002 Special Meeting in Lieu of Annual Meeting of Stockholders of National Dentex Corporation will be held as follows:

     DATE:  Tuesday, April 9, 2002
     TIME:  10:00 a.m.
     PLACE: Posternak Blankstein & Lund LLP
            8th Floor Conference Center
            100 Charles River Plaza
            Boston, MA 02114

MATTERS TO BE VOTED ON

     1. To fix the number of directors of the Company at five and to elect five directors.

     2. Ratification of the appointment of Arthur Andersen LLP as auditors for 2002.

     3. Any other matters properly brought before the meeting.

     The Board of Directors has fixed the close of business on February 19, 2002 as the record date for determining stockholders entitled to notice of and to vote at the meeting.

                                          By Order of the Board of Directors,

                                          DONALD H. SIEGEL
                                          Clerk

March 8, 2002

YOUR VOTE AT THE MEETING IS VERY IMPORTANT TO US. PLEASE VOTE YOUR SHARES, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, BY COMPLETING THE ENCLOSED PROXY CARD AND RETURNING IT TO US IN THE ENCLOSED ENVELOPE.

                                    CONTENTS

                                                              PAGE
                                                              ----
General Information About Voting............................    1
Stock Ownership.............................................    2
Proposal No. 1: Election of Directors.......................    4
Executive Compensation......................................    6
Proposal No. 2: Appointment of Independent Auditors.........   13
Stockholder Proposals.......................................   14
Other Matters...............................................   14

                          NATIONAL DENTEX CORPORATION
                              526 BOSTON POST ROAD
                          WAYLAND, MASSACHUSETTS 01778

                             ---------------------

                                PROXY STATEMENT

                        GENERAL INFORMATION ABOUT VOTING

     What is this document? This is the Notice of our 2002 Special Meeting in Lieu of Annual Meeting of Stockholders of National Dentex Corporation (the "Company"), combined with our Proxy Statement which provides important information for your use in voting your shares of our common stock at the meeting.

     Who can vote? You can vote your shares of common stock if our records show that you owned the shares on February 19, 2002. A total of 3,449,881 shares of common stock are eligible to vote at the annual meeting. You are permitted one vote for each share of common stock held by you. The enclosed proxy card shows the number of shares you can vote.

     How do I vote by proxy? Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the annual meeting. Sign and date the proxy card and mail it back in the enclosed envelope. The proxyholders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxyholders will vote for you on that proposal. Unless you instruct otherwise, the proxyholders will vote in favor of each of the five director nominees and each of the other proposals to be considered at the meeting.

     What if other matters come up at the annual meeting? The matters described in this proxy statement are the only matters we know will be voted on at the annual meeting. If other matters are properly presented at the meeting, the proxyholders will vote your shares in their best judgment.

     Can I change my vote after I return my proxy card? Yes. At any time before the annual meeting, you can change your vote either by sending our Corporate Clerk a written notice revoking your proxy card or by signing, dating, and returning to us a new proxy card. We will honor the proxy card with the latest date.

     Can I vote in person at the annual meeting rather than by completing the proxy card? Although we encourage you to complete and return the proxy card even if you plan to attend the meeting to ensure that your vote is counted, you can always vote your shares in person at the meeting.

     What do I do if my shares are held in "street name"? If your shares are held in the name of your broker, a bank, or other nominee, that party will give you instructions for voting your shares, which should be enclosed with this document.

     How are votes counted? We will hold the annual meeting if holders of a majority of the shares of common stock entitled to vote either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.

     Who pays for this proxy solicitation? We do. In addition to sending you these materials, one of our officers, directors or employees may contact you by telephone, by mail, or in person. None of these persons will receive any extra compensation for doing this.

     Where can I get directions to the annual meeting? Interactive directions to the meeting location are available at www.pbl.com.

                                STOCK OWNERSHIP

     The following table shows the number of shares of common stock beneficially owned as of February 19, 2002 by:

     - each nominee for director;

     - each executive officer shown in the summary compensation table below;

     - all executive officers and directors as a group; and

     - each person who we believe beneficially owns more than 5% of the common stock.

                                                                             PERCENTAGE OF
                                                                 NUMBER       OUTSTANDING
NAME                                                          OF SHARES(1)     SHARES(1)
----                                                          ------------   -------------
David V. Harkins*...........................................     28,785           0.83%
Jack R. Crosby*.............................................        785           0.02
Daniel A. Grady*............................................        785           0.02
Norman F. Strate*...........................................      3,711           0.11
David L. Brown(2)*+.........................................    149,570           4.27
Donald E. Merz(3)+..........................................     60,355           1.74
Arthur B. Champagne(4)+.....................................     32,500           0.94
Eloy V. Sepulveda(5)+.......................................     42,629           1.23
Richard F. Becker, Jr.(6)+..................................     45,950           1.33
All executive officers and directors as a group (11
  persons)(7)...............................................    451,106          12.50
Wasatch Advisors, Inc. .....................................    815,663          23.64
  150 Social Hall Avenue
  Salt Lake City, UT 84111
Artisan Partners Ltd. Partnership...........................    567,441          16.45
  1000 North Water Street, No. 1770
  Milwaukee, WI 57202
FMR Corp....................................................    312,200           9.05
  82 Devonshire Street
  Boston, MA 02109
Goldman Sachs Asset Management..............................    247,300           7.17
  32 Old Slip
  New York, NY 10005
J.P. Morgan Chase & Co......................................    229,230           6.64
  270 Park Avenue
  New York, NY 10017
Dalton, Greiner, Hartman, Maher & Co........................    216,500           6.28
  565 Fifth Avenue, Suite 2101
  New York, NY 10017

---------------

 * Nominee for Director. Their address is c/o National Dentex Corporation, 526 Boston Post Road, Wayland, MA 01778.

 + Executive officer. Their address is c/o National Dentex Corporation, 526 Boston Post Road, Wayland, MA 01778.

(1) Unless otherwise indicated, each of the persons named on the table has sole voting and investment power with respect to the shares listed. For each person or group, percentages are based on the number of shares outstanding plus any shares which may be acquired by such person or group within 60 days of February 19, 2002 by exercising options, warrants or conversion privileges. Options indicated below as being "exercisable" include any options vesting during such 60-day period. This stock ownership information is based upon information furnished to us by the persons named on the table.

(2) Mr. Brown holds options for 136,500 shares, of which 55,333 are exercisable.

(3) Mr. Merz holds options for 54,000 shares, of which 26,166 are exercisable.

(4) Mr. Champagne holds options for 32,500 shares, of which 13,500 are exercisable.

(5) Mr. Sepulveda holds options for 39,000 shares, of which 20,000 are exercisable.

(6) Mr. Becker holds options for 36,000 shares, of which 16,333 are exercisable.

(7) Certain executive officers, other than the executive officers named in the table, hold options for 66,000 shares, of which 28,000 are exercisable.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The entire Board of Directors, to consist of five members, will be elected at the annual meeting. The directors elected will hold office until their successors are elected, which should occur at the next annual meeting. William
H. McClurg, who has served admirably on our Board of Directors since 1994, will retire from the Board following the annual meeting.

VOTE REQUIRED

     The five nominees receiving the highest number of votes will be elected. Votes withheld for a nominee will not be counted.

NOMINATIONS

     At the annual meeting, we will nominate the persons named in this proxy statement as directors. Although we don't know of any reason why one of these nominees might not be able to serve, the Board of Directors (on the recommendation of the Nominating Committee) may either propose to reduce the number of directors or propose a substitute nominee if any nominee is not available for election. The Nominating Committee may also propose a nominee to the full Board during 2002 to replace Mr. McClurg.

  GENERAL INFORMATION ABOUT THE NOMINEES

     All of the nominees profiled below currently serve as directors. Each has agreed to be named in this proxy statement and to serve as a director if elected.

             DIRECTOR NAME               AGE                    OFFICE HELD
             -------------               ---                    -----------
David V. Harkins.......................  61    Chairman of the Board and Director
                                               President, Chief Executive Officer and
David L. Brown.........................  61    Director
Jack R. Crosby.........................  75    Director
Daniel A. Grady........................  65    Director
Norman F. Strate.......................  61    Director

     Mr. Harkins is a founder of the Company and has served as Chairman of the Board and as a director since its inception. Mr. Harkins is President of Thomas
H. Lee Partners, L.P., a private equity investment firm, and has been associated with the Thomas H. Lee Company since its founding in 1975. Mr. Harkins is currently a director of Conseco, Inc., Cott Corporation, Inc., Fisher Scientific International Inc., Metris Companies Inc., Stanley Furniture Company, Inc. and Syratech Corporation.

     Mr. Brown was appointed President and a director of the Company in December, 1998, and Chief Executive Officer in 2000. He joined us in 1984 as Vice President-Finance and Chief Financial Officer, and was appointed as Treasurer in 1991. Mr. Brown serves on the Board of Directors of the American Dental Trade Association and the National Association of Dental Laboratories, as well as on the Forsyth Institute Board of Trustees and the Harvard School of Dental Medicine Board of Fellows.

     Mr. Crosby is Chairman of The Rust Group, a private investment partnership headquartered in Austin, Texas. Mr. Crosby serves as an officer and director of CinemaStar Luxury Theaters, Inc. (which filed for protection under Chapter 11 of the U.S. Bankruptcy Code during 2001), as well as numerous other entities which are privately held. Mr. Crosby has been a director of the Company since 1992.

     Mr. Grady is Vice President-Finance and Chief Financial Officer of Bose Corporation, a designer and manufacturer of high quality home audio and other electronics equipment. Mr. Grady also serves as a director of Welch Foods Inc. and as a trustee of the Dedham Savings Bank. Mr. Grady joined the Board at our annual meeting in 2001.

     Mr. Strate is President and Chief Executive Officer of Protonex Technology Corporation, a fuel cell company focused on affordable power sources. He served as Chief Executive Officer of J.F. Jelenko & Co., a supplier of dental products to dental labs, from 1986 until it was acquired by Heraeus, GmbH in 1996. He is also a partner in The Strate Group, a merger and acquisitions firm. Mr. Strate is a former member of the Board of Fellows of the Harvard School of Dental Medicine and a member of the Lehigh University Alumni Association Board. Mr. Strate has been a director of the Company since 1997.

COMPENSATION OF DIRECTORS

     "Non-employee" directors receive a retainer fee of $16,000 annually, and may elect to receive such compensation either in cash or common stock. All of the directors except Mr. Brown are non-employee directors. All of the directors are reimbursed for travel and similar expenses incurred in connection with their services.

COMMITTEES OF THE BOARD

     The Board of Directors has four principal committees. The following chart describes the function and membership of each committee and the number of times it met in 2001:

                       EXECUTIVE COMMITTEE -- 5 MEETINGS

FUNCTION                                                             MEMBERS
--------                                                             -------
- Approve terms of acquisitions of dental laboratories or      David V. Harkins
  other businesses (under $1.0 million in purchase price)      William H. McClurg
                                                               David L. Brown

                      COMPENSATION COMMITTEE -- 4 MEETINGS

FUNCTION                                                             MEMBERS
--------                                                             -------
- Review and approve compensation and benefit programs         David V. Harkins
- Approve compensation of senior executives                    Jack R. Crosby
- Administer our stock option plans                            William H. McClurg

     See the report of the Compensation Committee on page 6.

                         AUDIT COMMITTEE -- 4 MEETINGS

FUNCTION                                                             MEMBERS
--------                                                             -------
- Recommend the engagement of independent auditors             Daniel A. Grady
- Review the annual financial statements                       William H. McClurg
- Review control procedures and accounting practices           Norman F. Strate
- Monitor accounting and reporting practices
- Review compliance with our conflict-of-interest policy
- Review the capital structure

     See the report of the Audit Committee on page 13.

                       NOMINATING COMMITTEE -- 1 MEETING

FUNCTION                                                             MEMBERS
--------                                                             -------
- Review and recommend to the full Board nominees for          David V. Harkins
  election to the Board of Directors                           Jack R. Crosby
                                                               Daniel A. Grady
                                                               William H. McClurg
                                                               Norman F. Strate

     The full Board of Directors held four meetings during 2001. Each director attended all of the meetings of the Board and of each committee that he belongs to, except Mr. Harkins, who attended three of the four meetings of the Board of Directors.

                             EXECUTIVE COMPENSATION

     The following report and the performance graph on page 11 do not constitute soliciting materials and are not considered filed or incorporated by reference into any other filing with the Securities and Exchange Commission, unless we state otherwise.

REPORT OF THE COMPENSATION COMMITTEE

     Compensation Committee Participation. The Compensation Committee is currently composed of three directors who are not employees of the Company. We are aware of no interlocking compensation committee relationships between our directors and executive officers and the directors and executive officers of any other public company.

     General Philosophy on Executive Compensation. The Committee's goals are to:

     - provide compensation competitive with similar companies;

     - reward executives consistent with the Company's performance;

     - recognize individual performance;

     - retain and attract qualified executives; and

     - encourage our executives to increase stockholder value by aligning their interests with the interests of our stockholders.

     To achieve these goals, the Committee has put in place an executive compensation program with three basic elements; base salary, annual cash bonus, and stock options. The Committee intends to review its compensation policies from time to time in order to take into account factors which are unique to the Company.

     Base Salary. The Committee determines the base salary of each executive officer. The Committee considers competitive industry salaries, the nature of the officer's position, the officer's contribution and experience, and the officer's length of service. Base salaries are conservatively pegged to a level we subjectively believe to be competitive with the average levels of base salary in organizations of similar size.

     Annual Cash Bonus. The Committee grants annual cash bonuses to executive officers based directly on the short-term financial performance of both our operating dental laboratories and the Company as a whole. This annual cash bonus is designed to provide better than competitive pay only for better than competitive financial performance.

     We have established cash incentive plans which reward:

     - dental laboratory management and other key employees who directly influence the financial performance of an individual dental laboratory;

     - key executives based upon our achievement of corporate earning targets, expressed in terms of pre-tax income, as compared to our budget for each year; and

     - group managers based upon the achievement of earnings within each manager's group of dental laboratories.

     Stock Options. The Committee administers the Company's stock option plans, which reward executives and other employees for delivering long-term value to our stockholders. The goals of our stock option plans are to:

     - reward executives for long-term strategic management and the enhancement of stockholder value through appropriate equity ownership in the Company;

     - support a performance-oriented environment that rewards plan participants for improving our financial performance; and

     - attract and retain key executives and employees critical to our long-term success.

     Compensation of Chief Executive Officer in 2001. In fiscal year 2001, President and Chief Executive Officer David L. Brown's base salary was $200,000. This base salary has been in effect since August 2000. In addition, Mr. Brown was granted stock options for an aggregate of 100,000 shares -- 39,000 shares on January 23, 2001 and 61,000 shares on April 10, 2001 -- exercisable at the fair market value of the common stock on the respective grant dates. These grants were designed to provide incentive throughout the terms of the options to perform in a manner that will directly affect both the short term and long term interests of the stockholders.

     Compensation of Other Executive Officers in 2001. With respect to the other executive officers named in the summary compensation table below, the Company increased the base salaries of Senior Vice President Donald E. Merz and Vice President, Treasurer and Chief Financial Officer Richard F. Becker, Jr. from $120,000 to $135,000 and $130,000, respectively, in January, 2001. We determined that these increases were warranted by the performance of these two individuals, and our subjective view that our existing compensation levels were somewhat less than what competitive companies were offering.

     Other Option Grants under 2001 Stock Plan. During 2001, the Committee made option grants of 20,000 shares to Mr. Merz and 9,000 shares to each of the other executive officers named in the summary compensation table below. These options, exercisable at the then-current fair market value of the common stock, were granted under our 2001 Stock Plan. This plan was approved by our stockholders last year as a replacement for the 1992 Long Term Incentive Plan, which will expire this year. The 2001 Stock Plan will enable us to continue to offer an equity incentive to our executive officers, as well as eligible employees, officers, directors, advisors and consultants.

                                          Submitted By

                                          DAVID V. HARKINS
                                          JACK R. CROSBY
                                          WILLIAM H. MCCLURG

EXECUTIVE OFFICERS OF THE COMPANY

     The following table sets forth our current executive officers, their ages, the positions and offices held by each person, and the year each person first served as an executive officer of the Company. The officers serve at the discretion of the Board of Directors.

                                                                           FIRST YEAR AS
                                                                           AN EXECUTIVE
NAME                              AGE             OFFICES HELD                OFFICER
----                              ---             ------------             -------------
David L. Brown..................  61    President, Chief Executive             1984
                                        Officer, and Director

Donald E. Merz..................  63    Senior Vice President                  1987

Richard F. Becker, Jr...........  49    Vice President-Treasurer, Chief        1990
                                        Financial Officer and Assistant
                                        Clerk

James F. Dodd, III..............  62    Vice President, Business               1993
                                        Development

Richard G. Mariacher............  57    Vice President-Technical               1982
                                        Services

Arthur B. Champagne.............  61    Group Vice President                   1986

Eloy V. Sepulveda...............  66    Group Vice President                   1994

     Mr. Brown's background is summarized on page 4 above.

     Mr. Merz has been in the dental laboratory industry for over 35 years with the Company or its predecessors. He has been a Vice President of the Company since 1987. In 1998, Mr. Merz became Senior Vice President and in 2000, the Chairman of our Laboratory Operations Committee.

     Mr. Becker served as our Corporate Controller from 1984 to 1990, as Vice President and Corporate Controller from 1990 to 1996, and is currently Vice President -- Treasurer and Chief Financial Officer. Prior to joining the Company, Mr. Becker held a number of financial management positions with Etonic, Inc. and Kendall Company, subsidiaries of Colgate-Palmolive, Adage Corporation, William Underwood Company and Rix Corporation.

     Mr. Dodd has been a Vice President of the Company since 1993, and is a member of our Laboratory Operations Committee. He was the founder and President of Dodd Dental Laboratories, Inc. from 1963 until we acquired it in 1992. Mr. Dodd has also served as President of the Dental Laboratory Conference, President of the Delaware Dental Laboratory Association, as director, Secretary and Treasurer of the American Fund for Dental Health, and currently serves as director of the American Dental Trade Association.

     Mr. Mariacher has served as Vice President-Technical Services of the Company since our inception. Mr. Mariacher has been with the Company or its predecessors for over 30 years. He is the author of many technical articles, Chairman of the National Board for Certification of Dental Laboratories, Technical Editor of Laboratory Management Today, Chairman of the Board of Directors of the CAL-Lab Group and a member of the American Prosthodontic Society and the Academy of Esthetic Dentistry.

     Mr. Champagne has been a Vice President of the Company since 1986. In 2000, he became a member of our Laboratory Operations Committee. Mr. Champagne has been employed by the Company or its predecessors for over 40 years.

     Mr. Sepulveda has been employed by the Company or its predecessors for over 40 years. He has served as a Vice President since 1994, and is also a member of the Laboratory Operations Committee.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG TERM COMPENSATION
                                                                      ----------------------------
                                                ANNUAL COMPENSATION   SECURITIES
                                                -------------------   UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION              YEAR    SALARY    BONUS(1)    OPTIONS     COMPENSATION(2)
---------------------------              ----   --------   --------   ----------   ---------------
David L. Brown.........................  2001   $200,000   $     --    100,000        $127,938
  President and Chief                    2000    155,308    110,000      7,500          21,688
  Executive Officer                      1999    130,000    100,000         --          21,653

Donald E. Merz.........................  2001    133,846     73,483     20,000          28,166
  Senior Vice President                  2000    106,154    113,498      7,500          28,195
                                         1999     80,000    117,453         --          27,587

Arthur B. Champagne....................  2001    120,000     45,536      9,000          19,599
  Group Vice President                   2000    104,423     61,557      3,000          19,585
                                         1999     70,000     74,672         --          18,874

Eloy V. Sepulveda......................  2001    120,000     33,374      9,000          46,040
  Group Vice President                   2000    106,154     59,475      3,000          46,039
                                         1999     80,000     75,007         --          45,414

Richard F. Becker, Jr. ................  2001    129,231     20,000      9,000          10,043
  Vice President-Treasurer               2000    111,385     44,000      5,000          10,043
  and Chief Financial Officer            1999     92,000     48,000         --           9,716

---------------

(1) Amounts include payments during the subsequent fiscal year for services rendered during the year specified.

(2) Represents the Company-paid portion of life insurance premiums to fund our Supplemental Executive Retirement Plan. Also includes the Company's matching contribution for the account of the officers named above under our Dollars Plus Plan, a plan qualified under sec.401(k) of the Internal Revenue Code of 1986, as amended. The matching contribution is 100% of the first 1% of salary contributed by the employee and 50% of the next 3% of salary contributed.

                            OPTIONS GRANTED IN 2001

     The following table shows the options granted to the executive officers named in the summary compensation table above during the fiscal year ended December 31, 2001. These "incentive stock options" were granted on January 23, 2001 and April 10, 2001, vest in equal installments over a three year period from date of grant, and expire ten years from the date of grant.

                                                                                              VALUE AT ASSUMED
                               NUMBER OF       PERCENT OF                                   ANNUAL RATE OF STOCK
                                SHARES        TOTAL OPTIONS                                 PRICE APPRECIATION(1)
                              UNDERLYING       GRANTED TO     EXERCISE PRICE   EXPIRATION   ---------------------
NAME                        OPTIONS GRANTED   ALL EMPLOYEES     PER SHARE         DATE       AT 5%       AT 10%
----                        ---------------   -------------   --------------   ----------   --------   ----------
David L. Brown............      39,000            17.6%           $20.25        1/23/11     $496,860   $1,258,530
David L. Brown............      61,000            27.6             20.90        4/10/11      801,540    2,031,910
Donald E. Merz............      20,000             9.0             20.25        1/23/11      254,800      645,400
Arthur B. Champagne.......       9,000             4.1             20.25        1/23/11      114,660      290,430
Eloy V. Sepulveda.........       9,000             4.1             20.25        1/23/11      114,660      290,430
Richard F. Becker, Jr. ...       9,000             4.1             20.25        1/23/11      114,660      290,430

---------------

(1) Represents the hypothetical net gains from exercise of these options, based on assumed annual rates of stock price appreciation over the options' terms. The table is not intended to forecast possible future appreciation of the common stock. The actual net gains, if any, will be dependent on the actual future performance of the common stock. There can be no assurance that the assumed rates of stock price appreciation utilized in calculating the amounts reflected in these columns will be achieved.

                      OPTION EXERCISES AND YEAR-END VALUE

     The following table sets forth information concerning options exercised during 2001 and the unexercised options held as of December 31, 2001 by the executive officers named above.

                                                                                        VALUE OF UNEXERCISED
                                                          NUMBER OF UNEXERCISED         IN-THE-MONEY OPTIONS
                                                       OPTIONS AT FISCAL YEAR-END       AT FISCAL YEAR END(2)
                        STOCK ACQUIRED      VALUE      ---------------------------   ---------------------------
NAME                     ON EXERCISE     REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                    --------------   -----------   -----------   -------------   -----------   -------------
David L. Brown........         --          $    --       19,500         105,000       $148,260       $409,250
Donald E. Merz........         --               --       17,000          25,000        138,685        134,500
Arthur B. Champagne...         --               --        9,500          11,000         59,335         57,630
Eloy V. Sepulveda.....         --               --       16,000          11,000        116,630         57,630
Richard F. Becker,
  Jr. ................      3,000           31,770       11,666          12,334         77,926         72,644

---------------

(1) The value realized upon the exercise of an option is determined by multiplying the number of options exercised by the difference between the market price of the common stock on the date of exercise of the options and the exercise price of the options exercised.

(2) The value of unexercised in-the-money options at the end of fiscal year 2001 is determined by multiplying the number of options held by the difference between the market price of the common stock underlying the options on December 31, 2001 ($24.18 per share) and the exercise price of the options.

STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on our common stock during the five fiscal years ended December 31, 2001 with the cumulative total return of the Nasdaq Industrial Index and a peer group index described more fully below.

                    COMPARISON OF CUMULATIVE TOTAL RETURN(1)
              AMONG THE COMPANY ("NADX"), NASDAQ INDUSTRIAL INDEX
                            AND PEER GROUP INDEX(2)

                              (PERFORMANCE GRAPH)

                                      12-31-96    12-31-97     12-31-98     12-31-99     12-31-00     12-31-01
                                      --------    --------     --------     --------     --------     --------
 NADX.............................     100.00      109.32        83.23        83.23        97.52       120.15
 NASDAQ...........................     100.00      110.04       117.54       201.78       133.65       125.19
 Peers............................     100.00      138.02       144.45       137.36       223.92       280.37

(1) Assumes $100 invested on December 31, 1996 in our common stock, the Nasdaq Industrial Index and the Peer Group Index, including reinvestment of any dividends paid on the investment.

(2) The Peer Group Index consists of Dentsply International, Inc. and Patterson Dental Company. We believe that these companies represent the other publicly traded companies within the dental service community.

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Company has entered into employment agreements with David L. Brown and Richard F. Becker, Jr. which provide for annual base salaries which may be increased at the discretion of the Board of Directors. These agreements also provide for participation in our Executive Incentive Compensation Plan, reimbursement of expenses, and the same benefits offered to the Company's executives generally. The agreements provide for automatic renewal for one-year terms until termination by the Company or by the employee.

     The Company also has entered into Change of Control Severance Agreements with the seven executive officers named in this proxy statement, which provide for a severance benefit upon termination of employment within two years after a change in control of the Company. These agreements provide that, in the event that the executive is terminated without cause or the executive terminates his employment for certain specified reasons, such as a reduction in compensation or duties, the executive will receive severance benefits equal to two times his base salary in effect immediately prior to the date of termination, plus two times the average amount of the bonus payable for the two fiscal years ending on or immediately prior to the date of termination. These severance benefits are three times salary and bonus in the case of Mr. Brown's agreement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act requires our officers, directors and greater than 10% stockholders to file certain reports with respect to their beneficial ownership of our equity securities. Based solely on a review of the Section 16 reports furnished to us by or on behalf of the reporting persons and, where applicable, any written representation by any of them that
Section 16 reports were not required, we believe that all Section 16(a) filing requirements applicable to our reporting persons with respect to 2001 have been complied with on a timely basis, except that Mr. Grady's initial report on Form 3 was inadvertently filed approximately two weeks late.

                                 PROPOSAL NO. 2

                      APPOINTMENT OF INDEPENDENT AUDITORS

GENERAL

     Upon the recommendation of the Audit Committee, we have appointed the accounting firm of Arthur Andersen LLP as our independent auditors to examine the Company's financial statements for the year ending December 31, 2002. A resolution to ratify the appointment will be presented at the annual meeting. We recommend that you vote for ratification of the appointment of Arthur Andersen LLP. A majority of the votes cast must vote in favor to ratify the appointment. (Therefore, absentions and broker non-votes, if any, will have no effect on the outcome of the vote). If the stockholders do not ratify the appointment, we will reconsider our selection.

     Arthur Andersen LLP audited and reported upon our financial statements for 2001. In connection with that audit, Arthur Andersen LLP also reviewed our Annual Report, quarterly financial statements, and our filings with the Securities and Exchange Commission, and consulted with management as to the financial statement implications of matters under consideration. A senior representative of Arthur Andersen LLP will be at the meeting and available to answer questions.

     The Board of Directors has appointed an Audit Committee. All members of the Audit Committee are "independent" within the definition of that term as provided by Rule 4200(a)(14) of the listing standards of the National Association of Securities Dealers.

     The following report does not constitute soliciting material and is not considered filed or incorporated by reference into any other filing with the Securities and Exchange Commission, unless we state otherwise.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee hereby states that it:

     - Has reviewed and discussed the audited financial statements with the Company's management;

     - Has discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented;

     - Has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the independent auditors the independent auditors' independence; and

     - Has recommended to the Board of Directors of the Company that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.

     Management has primary responsibility for the Company's financial statements and the overall reporting process, including the Company's system of internal controls.

     The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles and discuss with us any issues they believe should be raised with us.

     During 2001, the Company paid no fees to Arthur Andersen LLP for consulting work outside of the review and audit of the financial statements, the audit of the 401(k) plan and the related tax work.

                                          Submitted By

                                          DANIEL A. GRADY
                                          WILLIAM H. MCCLURG
                                          NORMAN F. STRATE

FEES PAID TO AUDIT FIRM

     For fiscal year 2001, we paid (or have agreed to pay) Arthur Andersen LLP to provide services in the following categories and amounts:

Annual audit for 2001 and review of quarterly financial
  statements during that year...............................   $79,850
Financial information systems design and implementation.....        --
All other fees, consisting primarily of tax consulting
  services and the audit of our Dollars Plus (401(k))
  Plan......................................................    10,750

                             STOCKHOLDER PROPOSALS

     Any stockholder desiring to present a proposal for action at our 2003 Annual Meeting of Stockholders must submit the proposal in writing so as to be received by the Company at our principal executive offices no later than November 8, 2002.

                                 OTHER MATTERS

     The Board of Directors is not aware of any other matters which may come before the meeting. If any other matters come before the meeting, the persons named in the enclosed proxy may vote in accordance with their best judgment.

     A copy of our Annual Report on Form 10-K for the year ended December 31, 2001 is enclosed with this proxy statement. These materials are being mailed to stockholders beginning on or around March 8, 2002.

                                                               SKU # NDCCM-PS-02

                                  DETACH HERE


                          NATIONAL DENTEX CORPORATION

   PROXY FOR THE SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF SHAREHOLDERS ON
                                 APRIL 9, 2002
            THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS

The undersigned, having received the Notice of Special Meeting in Lieu of Annual Meeting of Shareholders, Proxy Statement and the Annual Report of National Dentex Corporation (the "Company"), hereby appoint(s) David V.
Harkins, David L. Brown, and Richard F. Becker or any one of them, proxies for the undersigned, with full power of substitution in each of them, to represent the undersigned at the Special Meeting in Lieu of Annual Meeting of Shareholders of the Company to be held at Posternak Blankstein & Lund LLP, 100 Charles River Plaza, Boston, Massachusetts, 02114 at 10:00 a.m. on Tuesday, April 9, 2002 and at any adjournment or postponement thereof, and thereat to vote and act in regard to all matters which may properly come before said meeting (except those matters as to which authority is hereinafter withheld) upon and in respect of all shares of Common Stock of the Company upon or in respect of which the undersigned would be entitled to vote or act and with all powers the undersigned would possess, if personally present, and especially (but without limiting the general authorization and power hereby given) to vote and act as indicated on the reverse.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO INSTRUCTION ARE INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

The undersigned hereby confer(s) upon said proxies, and each of them, discretionary authority to vote (a) upon any other matters or proposals not known at the time of solicitation of this proxy which may properly come before the meeting, and (b) with respect to the selection of Directors in the event of any unforeseen emergency.

Attendance of the undersigned at said meeting or at any adjournment or postponement thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat his or her intention to vote said shares in person. If a fiduciary capacity is attributed to the undersigned hereon, this proxy will be deemed signed by the undersigned in that capacity.


-------------------------------------------------------------------------------
PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
-------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?               DO YOU HAVE ANY COMMENTS?

-------------------------------         --------------------------------------

-------------------------------         --------------------------------------

-------------------------------         --------------------------------------

-------------------------------         --------------------------------------

NATIONAL DENTEX CORPORATION

C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940


                          NATIONAL DENTEX CORPORATION

Dear Shareholder,

Please take note of the information enclosed with this proxy card. This is your opportunity to vote on important matters related to the management and operation of your Company. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your proxy card must be received prior to the Special Meeting in Lieu of Annual Meeting of Shareholders, which is scheduled to be held on April 9, 2002.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

NATIONAL DENTEX CORPORATION



                                  DETACH HERE

[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.


--------------------------------------------------------------------------------
                          NATIONAL DENTEX CORPORATION
--------------------------------------------------------------------------------

1. Proposal to fix the number of directors at five and to elect the following persons as directors.

       (01) DAVID L. BROWN    (04) DAVID V. HARKINS
       (02) JACK R. CROSBY    (05) NORMAN F. STRATE
       (03) DANIEL A. GRADY


              FOR    [ ]             [ ]  WITHHELD
              ALL                         FROM ALL
            NOMINEES                      NOMINEES


    [ ]__________________________________________
       For all nominees except as noted above

                                               FOR     AGAINST    ABSTAIN
2.  Proposal to approve the appointment of     [ ]       [ ]        [ ]
    Arthur Andersen LLP as Auditors.

3. In their discretion on any other matters as may properly come before the meeting or at any adjournment or postponement thereof.



    Mark box at right if an address change or comment has             [ ]
    been noted on the reverse side of this card.


Signature:________________ Date:_______  Signature:_________________ Date:______